Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement on Form S-3 of Brightpoint, Inc. of our report dated April 20, 1994, except for
Note 12, as to which the date is April 3, 1995, of our audits of the combined financial statements of Allied Communications, Inc. and Affiliates as of December 31, 1993 and for the year then ended which report is incorporated by reference herein. We also consent to the references to us under the heading "Experts" in such Prospectus.


                                    /s/     WEISS, FREEDMAN & STROUSS, PC




Philadelphia, Pennsylvania
December 3, 1996